Exhibit 4.1

PROMISSORY NOTE

Up to $1,000,000	August 10, 2010

FOR VALUE RECEIVED, DELTATHREE, INC., a Delaware corporation, DELTA THREE ISRAEL, LTD., an Israeli company, and DME SOLUTIONS, INC., a New York corporation (jointly and severally, the “Borrower”), hereby absolutely, irrevocably, unconditionally and jointly and severally promises to pay to the order of D4 HOLDINGS, LLC, a Delaware limited liability company (“Lender”), in United States dollars and in immediately available funds, the principal sum of ONE MILLION DOLLARS ($1,000,000), or such lesser amount as may be advanced by Lender to the Borrower from time to time in accordance with the terms and conditions of that certain Loan and Security Agreement dated of even date herewith, between the Borrower and Lender (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”), together with interest thereon, as provided in the Loan Agreement.  Notwithstanding the foregoing, the aggregate principal amount outstanding under this Promissory Note (this “Note”) shall not exceed one million dollars ($1,000,000).  This Note is subject to all of the terms and conditions set forth in, and such terms and conditions are hereby incorporated herein by reference to, the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

The obligations of the Borrower evidenced by this Note are secured by a first priority perfected security interest in the Collateral, as set forth in the Loan Agreement.

Except as otherwise provided in the Loan Documents, all outstanding principal and interest with respect to Loan Advances shall be due and payable in full on the Maturity Date.  The daily unpaid principal balance outstanding under this Note shall bear interest at the rate(s) set forth in the Loan Agreement.

Upon the occurrence of an Event of Default, Lender shall have, and shall be entitled to exercise, all of the rights and remedies set forth in the Loan Agreement and the other Loan Documents.

All payments in respect of amounts outstanding under this Note shall be paid in immediately available funds to the account(s) specified by Lender from time to time.  Any payment due in respect of this Note which falls due on a day other than a Business Day shall be made on the next Business Day.

The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  No release of any security for the payment of this Note or extension of time for payment of this Note, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other Person shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

Each right, power and remedy of Lender under this Note, the Loan Agreement, any other Loan Document, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.  No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note, the Loan Agreement, any other Loan Document, or to exercise any right, power or remedy consequent upon an Event of Default shall constitute a waiver thereof, or preclude Lender from exercising any such right, power or remedy.  No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the Borrower and Lender. This Note shall inure to the benefit of and be binding upon the Borrower and Lender and their respective successors and assigns; provided that except as set forth in the Loan Agreement, the Borrower shall have no right to assign any of its rights or delegate any of its obligations under this Note; and provided further that there shall be no restrictions of any nature on Lender’s right to assign this Note or its rights hereunder.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision.  This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Delaware (without regard to its conflicts of laws principles).

[signature page follows]

IN WITNESS WHEREOF, this Promissory Note has been duly executed by the undersigned as of the day and year first above written.

BORROWER:

DELTATHREE, INC.

By: /s/ Effi Baruch
Name: Effi Baruch
Title: Interim CEO and President

DELTA THREE ISRAEL, LTD.

By: /s/ Effi Baruch
Name: Effi Baruch
Title: Interim CEO and President

DME SOLUTIONS, INC.

By: /s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President